Exhibit 3.29

ARTICLES OF INCORPORATION

OF

DTR PAH HOLDING, INC.

ARTICLE I

The name of the corporation is DTR PAH Holding, Inc.

ARTICLE II

The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

The corporation initially will engage in the business of managing hotels and in other businesses, services and activities related thereto, as principal or agent, in partnership, joint venture or other association, or otherwise.

ARTICLE IV

The corporation’s period of duration is perpetual.

ARTICLE V

The corporation shall have authority to issue one class of voting common stock consisting of ten thousand (10,000) shares with a par value of one dollar ($1.00) per share.

ARTICLE VI

The bylaws of the corporation shall fix the number of persons to serve on the board of directors. The names and addresses of the persons who shall serve as the original board of directors of the corporation are:

Richard M. Kelleher	410 North 44th Street, Suite 700 Phoenix, Arizona 85008.

David A. Heuck	410 North 44th Street, Suite 700 Phoenix, Arizona 85008

Beverly S. Brown	410 North 44th Street, Suite 700 Phoenix, Arizona 85008

ARTICLE VII

David L. Stivers, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008, is appointed as the initial statutory agent of the corporation.

ARTICLE VIII

The personal liability of every director and former director is and shall be eliminated or limited to the fullest extent permitted or authorized by Chapter 1, Title 10, Arizona Revised Statutes, and all amendments thereto and revisions and replacements thereof.

ARTICLE IX

The name and address of the incorporators are as follows: Beverly S. Brown, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008. All powers, duties and responsibilities of the incorporators shall cease upon delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

DATED this 9th day of October, 1996.

/s/ Beverly S. Brown
Beverly S. Brown

I, David L. Stivers, having been designated to act as statutory agent for DTR PAH Holding, Inc., do hereby consent to serve in such capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ David L. Stivers
David L. Stivers

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS

OR STATUTORY AGENT, OR BOTH

OF

DTR PAH HOLDING, INC.

Pursuant to the provisions of Section 10-502 or Section 10-1508 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of ARIZONA, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:

FIRST: The name of the corporation is: DTR PAH HOLDING, INC.

SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address: Corporate Tax Dept., 755 Crossover LN

  Memphis, TN 38117

2nd Corporate address (only applies to foreign corporations):

THIRD: The address to which its known place of business is to be changed is

1st Corporate address (mailing address should be): c/o C T CORPORATION SYSTEM

3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

2nd Corporate address (only applies to foreign corporations):

755 Crossover Lane, Memphis, TN.

FOURTH: The name and address of its present statutory agent is

DAVID STIVERS

410 N 44TH ST #700, PHOENIX, AZ 85008

FIFTH: The name and address of its successor statutory agent or the new address is:

C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix,

Maricopa County, Arizona 85012

(ARIZ. - 278 - 1/1/96)

SIXTH: Such change was duly authorized by the corporation.

Dated                     AUG 1999

By	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President
(Title)

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ John J. Linniham

(Name)

(Title)

(ARIZ. – 278)

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTR PAH HOLDING, INC.

1.	The name of the Corporation is DTR PAH HOLDING, INC.

2.	The current known place of business is

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

3.	The name and address of the current statutory agent is

DAVID L. STIVERS

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

☒	The known place of business is to be changed. The street address of the new known place of business is

3636 NORTH CENTRAL AVENUE

PHOENIX, AZ 85012

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue, Phoenix, AZ 85012

AR.0009

Rev: 1/96

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                             ,

and the statutory agent has given the Corporation written notice of this change.

DATED this     9    day of    OCTOBER, 1998.

DTR PAH HOLDING, INC.
(Name of Corporation)

By	/s/ Peter H. Kessar, V. Pres/Sec.

Peter H. Kessar, V. Pres/Sec.
(Name) (Title)

(Statutory Agent)* *(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above named corporation effective this 9th day of Oct., 1998.

Corporation Service Company
Signed	/s/ Deborah D. Skipper
Deborah D. Skipper asst VP
(Print Name)
*(required only if a new statutory agent is appointed)

IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTR PAH Holding, Inc.

1.	The name of the Corporation is DTR PAH Holding, Inc.

2.	The current known place of business is

9336 Civic Center Drive

Beverly Hills, CA 90210

3.	The name and address of the current statutory agent is

CT Corporation System

3227 North Central Avenue

Phoenix, AZ 85012

☐	The known place of business is to be changed. The street address of the new known place of business is

                                                                                                                                                                                                             .

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue

Phoenix, Arizona 95012

AR 0009

Rev 1/99

1300 West Washington, Phoenix, Arizona 85007

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                             ,

and the statutory agent has given the Corporation written notice of this change.

DATED this 6 day of September, 2000.

DTR PAH Holding ,Inc.
[Name of Corporation]

By	/s/ Vivien S. Mitchell

Vivien S. Mitchell, Vice President
[Name] [Title]

[Statutory Agent]*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 8 day of Sept, 2000.

Corporation Service Company

Signed by:	/s/ Bobbie Hall

Bobbie Hall, Asst. Vice President
[Print Name]
*(required only if a new statutory agent is being appointed)

PROFIT CORPORATIONS, PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION. THEN YOU MUST ENCLOSE A FILING FEE OF $10.00(U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

CORPORATION

STATEMENT OF CHANGE OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT ADDRESS

1.	The exact name of the corporation on file with the Arizona Corporation Commission (ACC) is:

DTR PAH HOLDING, INC.

2.	The ACC File Number is

07874500

3.	The known place of business currently on file with the ACC is:

% CORPORATION SERVICE COMPANY

818 E OSBORN RD

PHOENIX, AZ 85014

4.	The address of the current statutory agent on file with the ACC is:

818 E OSBORN RD

PHOENIX, AZ 85014

5.	The name of the current statutory agent is:

CORPORATION SERVICE COMPANY

6.	The new address of the statutory agent in Arizona is:

2338 W. ROYAL PALM ROAD

SUITE J

PHOENIX, AZ 85021

7.	The statutory agent has given the Corporation written notice of this change.

8.	If the corporation indicates its known place of business is to be our (the statutory agent) address, please update accordingly.

Dated: August 27, 2003

CORPORATION SERVICE COMPANY

By:	/s/ John H. Pelletier
John H. Pelletier, Asst. VP